Filed Pursuant to Rule 424(B)(2)

Registration File No. 333-217453

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this preliminary prospectus supplement or the accompanying base prospectus to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 13, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated May 11, 2017)

40,000,000 Shares

Common Stock

We are offering 40,000,000 shares of our common stock, par value $0.50 per share, referred to herein as our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “CRK.” On May 12, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $7.04 per share.

We intend to use the net proceeds of this common stock offering to fund the redemption of all of our outstanding Series A Redeemable Convertible Preferred Stock, par value $10.00 per share (the “Series A Preferred Stock”), with any remaining proceeds to be used to repay a portion of the indebtedness outstanding under our existing bank credit facility. See “Use of Proceeds.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the accompanying base prospectus and as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the period ended March 31, 2020, as well as the updated reports and documents we file with the Securities and Exchange Commission for a discussion of certain risks that you should consider in connection with an investment in our common stock.

	Per Share		Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for description of compensation payable to the underwriters.

The underwriters expect to deliver the shares of common stock on or about May    , 2020. We have granted to the underwriters the right to purchase up to an additional 6,000,000 shares from us at the public offering price set forth above, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Book-Running Manager

Citigroup

The date of this prospectus supplement is            , 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus in connection with the offering, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying base prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful to make such an offering or solicitation. Neither the delivery of this prospectus supplement or the accompanying base prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus supplement or in the accompanying base prospectus is correct as of any date subsequent to the date of this prospectus supplement or the accompanying base prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of shares of our common stock. The second part, the accompanying base prospectus dated May 11, 2017, which is part of our Registration Statement on Form S-3, gives more general information, some of which does not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying base prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying base prospectus.

We have not, and the underwriters have not, authorized anyone to provide you with any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus in connection with the offering, and, if given or made, such information or representations must not be relied upon as having been authorized by us. The information contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities.

The distribution of this prospectus supplement and the accompanying base prospectus and the offering of shares of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute an offer, or an invitation on behalf of us or the underwriters, to subscribe for, or purchase any shares of our common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are available to the public through the SEC’s website at www.sec.gov. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8–K, as well as any amendments and exhibits to those reports, are also available free of charge through our website at www.comstockresources.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC; however, the information contained at this website does not constitute part of this prospectus supplement or the accompanying base prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered in this prospectus supplement. This prospectus supplement is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules at the addresses listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus supplement and the accompanying base prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning this offering and are identified by their use of terms such as “expect,” “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe” and similar terms. All statements, other than statements of historical facts, included in this prospectus supplement are forward-looking statements, including statements regarding:

•	amount and timing of future production of oil and natural gas;
•	amount, nature and timing of capital expenditures;
•	the number of anticipated wells to be drilled after the date hereof;
•	the availability of exploration and development opportunities;
•	our financial or operating results;
•	our cash flow and anticipated liquidity;
•	operating costs including lease operating expenses, administrative costs and other expenses;
•	finding and development costs;
•	our business strategy; and
•	other plans and objectives for future operations.

Any or all of our forward-looking statements in this prospectus supplement involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Our actual results can be materially affected by a number of factors, including, among others:

•	the risks described in “Risk Factors” and elsewhere in this prospectus supplement and in the accompanying base prospectus;
•	the volatility of prices and supply of, and demand for, oil and natural gas;
•	the timing and success of our drilling activities;
•	the numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and actual future production rates and associated costs;
•	our ability to successfully identify, execute or effectively integrate future acquisitions;
•	the usual hazards associated with the oil and natural gas industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;
•	our ability to effectively market our oil and natural gas;
•	the availability of rigs, equipment, supplies and personnel;
•	our ability to discover or acquire additional reserves;
•	our ability to satisfy future capital requirements;
•	changes in regulatory requirements;
•	general economic conditions, status of the financial markets and competitive conditions;
•	the negative effect of COVID-19 coronavirus could have on our business and financial condition and the economy and global oil and gas markets in general;
•	our ability to retain key members of our senior management and key employees; and
•	our ability to consummate this offering as described in this prospectus supplement on the anticipated terms, if at all, and the anticipated use of the net proceeds therefrom.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus supplement or in the accompanying base prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2019, our most recent Quarterly Report on Form 10-Q and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us and, except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

SUMMARY

This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus supplement, accompanying base prospectus and all documents incorporated by reference herein and therein, including the risk factors and the financial statements and related notes, before deciding to purchase our common stock. Unless otherwise indicated or unless the context otherwise requires, all references to “Comstock,” the “Company,” “we,” “us,” and “our” in this prospectus supplement mean Comstock Resources, Inc. and our consolidated subsidiaries.

Our Business

We are an independent energy company operating primarily in the Haynesville shale, a premier natural gas basin located in East Texas and North Louisiana with superior economics and geographical proximity to the Gulf Coast markets. We are focused on creating value through the development of our substantial inventory of highly economic and low-risk drilling opportunities in the Haynesville and Bossier shales. Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “CRK.” Our oil and natural gas properties are estimated to have proved reserves of 5.4 Tcfe with an SEC PV 10 Value of $3.3 billion as of December 31, 2019. Our proved oil and natural gas reserve base is 98% natural gas and 2% oil and was 36% developed as of December 31, 2019, and our properties have an average reserve life of approximately 18 years.

Our proved reserves at December 31, 2019 and our average daily production for the three months ended December 31, 2019 are summarized below:

	Proved Reserves at December 31, 2019			Three Months Ended December 31, 2019
	Oil	Natural Gas	Total	Oil	Natural Gas	Total
	(MMBbls)	(Bcf)(1)	(Bcfe)(1)	(MBbls/d)	(MMcf/d)(1)	(MMcfe/d)(1)
Haynesville/Bossier Shale	—	5,068.2	5,068.8	0.1	1,253.6	1,253.8
Bakken Shale	14.7	48.5	136.9	5.2	16.6	47.8
Other	2.0	224.8	236.3	1.0	50.7	56.9
Total	16.7	5,341.5	5,442.0	6.3	1,320.9	1,358.5

(1)

Natural gas volumes include NGLs. Oil and NGLs are converted to natural gas equivalents by using a conversion factor of one barrel of oil or NGLs for six Mcf of natural gas based upon the approximate relative energy content of oil to natural gas, which is not indicative of oil and natural gas prices.

Strengths

High Quality Properties. Our operations are principally focused in Texas, Louisiana and North Dakota. Our properties have an average reserve life of approximately 18 years and have extensive development and exploration potential. Approximately 95% of our Haynesville/Bossier shale net acreage is held-by-production. Advances in drilling and completion technology have allowed us to increase the reserves recovered through longer horizontal lateral length and substantially larger well stimulation. In recent years, we have focused our development activities primarily on drilling Haynesville and Bossier horizontal wells.

Our Haynesville and Bossier shale positions in North Louisiana and East Texas are located in one of the premier North American natural gas shale plays and have access to the Gulf Coast market demand related to LNG exports and the petrochemical industry due to its geographic proximity. We believe we are well-positioned for future growth due to the following:

•

De-risked, contiguous and prolific oil and natural gas resources. The Haynesville and Bossier shale plays have been substantially delineated since 2008 through the drilling of over 4,100 horizontal wells. We believe that these shale plays represent some of the most consistent and prolific natural gas development drilling opportunities in North America.

•

Management and operating team with extensive experience in developing the Haynesville and Bossier shale plays. We were among the first exploration and production companies to effectively apply horizontal drilling techniques in the Haynesville and Bossier shales beginning in 2007. Since then, our management and operating team initiated a drilling program in the Haynesville and Bossier shales in 2015 based on a new, enhanced completion well design that significantly improved the economics of these wells in comparison to the 189 wells we drilled from 2008 to 2013. When combining our historical activity with Covey Park, we have drilled 217 (171.6 net to us) operated wells between 2015 and 2019, more wells than any other operator targeting the Haynesville or Bossier shale. These wells had an average per well initial production rate of 23 MMcf per day.

•

Attractive economic returns. The Haynesville and Bossier shales offer highly economic and low-risk drilling opportunities through application of advanced drilling and completion technologies, including the use of longer laterals, and high intensity fracture stimulation using tighter frac stages and higher proppant loading. Our management and operating team has been instrumental in developing and optimizing some of the most effective completion techniques in the Haynesville and Bossier shales and such completion techniques have resulted in a material improvement in initial production rates and recoverable reserves, which has resulted in some of the highest single well rates of return when compared to results from other natural gas basins in North America.

•

Proximity to premium natural gas markets. Our natural gas production benefits from the strong regional Gulf Coast demand growth driven by a substantial increase in LNG exports, exports to Mexico and new or expanded petrochemical facilities. Producers, such as us, with access to the Gulf Coast natural gas markets are receiving higher net realized prices than most producers in other regions. We are also able to realize higher margins due to our ability to access the extensive midstream infrastructure at attractive rates and lack of above-market midstream commitments.

Value-Added Acquisitions. We acquired Covey Park Energy LLC in a cash and stock transaction valued at approximately $2.2 billion. The acquisition included approximately 249,000 net acres and 2.9 Tcfe of proved reserves. This acquisition added over 710 MMcfe per day of production and approximately 1,200 future drilling locations. In November 2019, we acquired a private company for $42.3 million in an all-stock transaction, which included approximately 3,155 net acres, 75 (20.1 net to us) producing wells and 44 (12.7 net to us) Haynesville/Bossier shale future drilling locations.

Successful Drilling Program. We spent $510.5 million on development activities in 2019, with $485.4 million on development activity in the Haynesville and Bossier shale. We spent $468.5 million on drilling and completing horizontal Haynesville and Bossier shale wells and an additional $16.9 million on other development activity. We drilled 82 (51.1 net) horizontal Haynesville and Bossier wells in 2019, which had an average lateral length of approximately 8,100 feet. We also completed 19 (7.3 net) wells that were drilled in 2018. Fifty (36.0 net) of the wells drilled in 2019 were also completed in 2019. We expect that the remaining 32 (15.1 net) wells will be completed in 2020. Our natural gas drilling program in 2019, combined with the Covey Park Acquisition, was the major driver for the increase in our natural gas production of 192% over 2018 and contributed to the 132% growth we had in our natural gas reserves from 2018. We also incurred $25.1 million of development costs on our other properties, primarily on completing four (2.2 net to us) Eagle Ford shale wells.

Efficient Operator. We operated 92% of our proved reserve base as of December 31, 2019. As the operator, we are better able to control operating costs, the timing and plans for future development, the level of drilling and lifting costs, and the marketing of production. As an operator, we receive reimbursements for overhead from other working interest owners, which reduces our general and administrative expenses.

Business Strategy

Our strategy consists of the following principal elements:

•

Prudently grow cash flow, production and reserves through the development of our extensive drilling inventory in the Haynesville, Bossier and Eagle Ford shales. We have an extensive inventory of horizontal well drilling locations prospective for the Haynesville and Bossier shales, providing us with years of inventory of development locations. The following outlines our Haynesville and Bossier shale future drilling locations by lateral length as of March 31, 2020:

	Haynesville Shale
Horizontal	Operated		Non-Operated		Total
Lateral Length	(Gross)	(Net)	(Gross)	(Net)	(Gross)	(Net)
Less than 5,000 feet	369	285.9	656	86.1	1,025	372.0
5,000 feet to 8,000 feet	559	417.6	121	16.5	680	434.1
Greater than 8,000 feet	506	370.8	206	25.1	712	395.9
	1,434	1,074.3	983	127.7	2,417	1,209.1

	Bossier Shale
Horizontal	Operated		Non-Operated		Total
Lateral Length	(Gross)	(Net)	(Gross)	(Net)	(Gross)	(Net)
Less than 5,000 feet	211	156.0	309	33.6	520	189.6
5,000 feet to 8,000 feet	378	288.7	77	7.5	455	296.2
Greater than 8,000 feet	360	283.9	82	5.6	442	289.5
	949	728.6	468	46.7	1,417	775.3
Total	2,383	1,802.8	1,451	174.4	3,834	1,977.2

We have 21,482 (9,452 net to us) undeveloped acres prospective for development in the oil window of the Eagle Ford shale in South Texas. We have entered into a joint development venture with our acreage and have the opportunity to participate in the drilling of 225 (126.0 net to us) wells. During 2019, we participated in four (2.2 net) wells in the joint venture. Since much of our net acreage is held by production, we have the ability to allocate capital among projects in a manner that optimizes both costs and returns, resulting in a highly efficient drilling program. We intend to manage the selection of drilling locations and the timing of development and associated capital expenditures in order to economically grow our cash flow, production and reserves while funding our capital expenditures with operating cash flow.

•

Enhance returns through a focus on optimizing full cycle economics. We continually monitor and adjust our drilling program on a regular basis with the objective of achieving the most economical returns on our portfolio of drilling opportunities. We believe that we will achieve this objective by (i) minimizing our costs to drill and complete wells, (ii) maximizing well production and recoveries by optimizing lateral length, the number of frac stages, perforation intervals and the type of fracture stimulation employed, (iii) producing near pipeline-quality natural gas, which leads to lower processing costs, and (iv) minimizing operating costs through efficient well management.

•	Maintain disciplined financial strategy. We intend to maintain a conservative operating plan in 2020 targeting lower leverage and generating free cash flow.
•

Manage commodity price exposure through an active hedging program to protect our expected future cash flows. We expect to maintain an active oil and natural gas price hedging program designed to mitigate volatility in oil and natural gas prices and to protect a portion of our expected future cash flows.

Recent Developments

Effective May 6, 2020, we entered into an amendment to our bank credit facility pursuant to which the borrowing base was redetermined at $1.4 billion. Amounts under the bank credit facility bear interest, at our option, at either LIBOR plus 2.25% to 3.25% or a base rate plus 1.25% to 2.25%, in each case depending on the utilization of the borrowing base.

Corporate Information

Our common stock is listed and traded on the NYSE under the symbol “CRK,” and we are engaged in the acquisition, development, production, and exploration of oil and natural gas. Our executive offices are located at 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034, and our telephone number is (972) 668-8800. Our website address is www.comstockresources.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

The summary below describes the principal terms of this offering of shares of our common stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of shares of our common stock, see the section entitled “Description of the Capital Stock” in the accompanying base prospectus.

Issuer	Comstock Resources, Inc.

Common Stock offered

40,000,000 shares of common stock  (46,000,000 shares of common stock if the underwriters exercise in full their 30-day option to purchase additional shares at the public offering price, less underwriting discounts).

Public offering price per share	$

Common stock outstanding prior to this offering	190,485,342 shares of common stock, as of May 8, 2020.

Common stock outstanding after this offering	230,485,342 shares of common stock (236,485,342 if the underwriters exercise in full their 30-day option to purchase additional shares at the public offering price, less underwriting discounts).

NYSE symbol	“CRK”

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $           ($           if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and our estimated expenses related to the offering.

We intend to use the net proceeds of this offering to fund the redemption of all of our outstanding Series A Preferred Stock, with any remaining proceeds to be used to repay a portion of the indebtedness outstanding under our existing bank credit facility. See “Use of Proceeds” in this prospectus supplement.

Affiliates of certain of the underwriters are lenders under our existing bank credit facility and, as a result, may receive a portion of the net proceeds of this offering.  See "Underwriting.”

U.S. federal income tax considerations of non-U.S. holders

For a discussion of certain material U.S. federal income tax considerations of non-U.S. holders relating to the ownership and disposition of our common stock, see “U.S. Federal Income Tax Considerations of Non-U.S. Holders.”

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth or cross-referenced in “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information contained in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein, prior to making an investment in our common stock. See “Incorporation of Certain Information by Reference.”

Transfer agent and registrar	American Stock Transfer & Trust Company, LLC is transfer agent and registrar for our common stock.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 190,485,342 shares of common stock as of May 8, 2020, including 1,055,248 shares of unvested restricted stock held by directors, officers and employees, but excluding, in each case as of such date:

•	performance share units equivalent of up to 1,808,800 shares of common stock at a weighted average grant date fair value of $9.58 per unit;
•	5,587,845 shares of common stock available for issuance under our 2019 Long-term Incentive Plan; and
•

any shares issuable upon conversion of 210,000 shares of  our Series A Preferred Stock and 175,000 shares of our Series B Convertible Redeemable Preferred Stock, par value $10.00 per share (“Series B Preferred Stock”), outstanding.                                                                                                                               !

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors described below and in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus to the extent set forth in “Incorporation of Certain Information by Reference.” Before making any investment decision, you should carefully consider these risks. These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. In such case, you may lose all or part of your original investment. The risks described below or incorporated by reference herein are not the only risks facing us. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section and the Risk Factors contained in and incorporated by reference herein. As such, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operation or financial condition.

Risks Related to This Offering

The price of our common stock may decline or fluctuate significantly, and you could lose all or part of your investment.

Although our common stock is listed on the NYSE, we cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. In the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the market price for our common stock could fluctuate significantly for various reasons, including:

•

our financial condition and liquidity, including reductions in our borrowing base and related adjustments or suspensions of our drilling program and our ability to refinance the existing bank credit facility;

•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry;
•	conditions that impact demand for oil, natural gas and natural gas liquids, domestically and globally, including epidemics, pandemics or other major public health issues, such as COVID-19;
•	our ability to satisfy our NYSE listing obligations;
•	changes in government and environmental regulation, including regulations to slow the spread of COVID-19;
•	general market, economic and political conditions, domestically and globally, including the impacts of COVID-19;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	sales of additional common stock by us, our significant stockholders or members of our management team; and
•	natural disasters, terrorist attacks and acts of war.

This offering will be dilutive, and there may be future dilution of our common stock, which may adversely affect the market price of our common stock.

We cannot predict whether this offering or any future issuance or sale of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The market price of our common stock could decline as a result of any dilutive effect that such sales, including this offering, may have on our earnings per share. Such a decline may also occur as a result of (i) additional sales, or the perception that such additional sales could occur, particularly by our directors, executive officers and significant stockholders, (ii) issuances of vested restricted stock, restricted stock units or performance units granted to certain directors, executive officers or employees under our equity incentive plans, or (iii) issuances in connection with future property or business acquisitions. For example, in this offering, we are offering 40,000,000 shares of our common stock (46,000,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full). The issuance of shares of common stock in this offering will dilute a stockholder’s ownership interest and could have a negative effect on the market price of our common stock and make it more difficult for you to sell your shares of our common stock at a time and price that you deem appropriate. Further, as of May 8, 2020, we had outstanding 1,055,248 shares of unvested restricted stock and 210,000 and 175,000 shares of Series A Preferred Stock and Series B Preferred Stock, respectively; the vesting of the unvested restricted stock and the conversion of any of our convertible preferred stock would result in additional dilution. A decline in the market price of our common stock could adversely affect our ability to raise capital through future offerings of equity securities.

Issuance of our common stock in connection with the conversion of our outstanding convertible preferred stock would cause substantial dilution, which could materially affect the trading price of our common stock and earnings per share.

We have issued and outstanding 210,000 shares of Series A Preferred Stock, which we plan to redeem, in part, with the proceeds of this offering, and 175,000 shares of Series B Preferred Stock. At any time after July 16, 2020, each holder may convert any or all shares of preferred stock into shares of our common stock at the then-prevailing conversion rate. The conversion price of the preferred stock is $4.00 per share of common stock, subject to adjustment pursuant to customary anti-dilution provisions. As a result, upon a conversion large amounts of our common stock would be issued resulting in a decrease to our stock price and earnings per share. Further, holders of the convertible preferred stock are entitled to receive quarterly dividends at a rate of 10% per annum, which are paid in arrears.

We do not anticipate paying any cash dividends on our common stock.

We presently intend to retain all earnings, if any, to implement our business strategy; accordingly, we do not anticipate paying cash dividends on our common stock for the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors.

The Company is controlled by significant stockholders who have the power to determine the outcome of all matters submitted to the stockholders for approval and whose interest in the Company may be different than yours.

In 2018, Arkoma Drilling, L.P. and Williston Drilling, L.P. (collectively, the "Jones Partnerships") contributed certain oil and gas properties in North Dakota and Montana in exchange for 88,571,429 newly issued shares of our common stock representing 84% of our then outstanding common stock. As of March 31, 2020, the Jones Partnerships owned in the aggregate approximately 73% of our outstanding common stock. This gives the Jones Partnerships the power to:

•	control the Company's management and policies; and
•

determine the outcome of any corporate transaction or other matter requiring stockholder approval, including charter amendments, mergers, consolidations, financings and asset sales. The Jones Partnerships may have interests that are different than yours in making these decisions.

In addition, pursuant to a Shareholders Agreement among the Jones Partnerships, New Covey Park Energy LLC ("CPE") and us, as long as CPE beneficially owns at least 10% of our outstanding common stock, CPE has the right to approve certain major decisions, including significant acquisitions.

USE OF PROCEEDS

The estimated net proceeds from this offering will be approximately $        (approximately $          if the underwriters exercise their option to purchase additional shares of common stock in full) after deducting the underwriting discounts and other estimated offering expenses of approximately $          payable by us.

We intend to use the net proceeds from this offering to fund the redemption of all of our outstanding Series A Preferred Stock, with any remaining proceeds to be used to repay a portion of the indebtedness outstanding under our existing bank credit facility. Shares of the Series A Preferred Stock are redeemable at our option, in whole or in part, at any time at a redemption price per share equal to their base liquidation amount of $1,000 per share, plus an amount equal to any accrued and unpaid dividends up to, and including, the date fixed for such redemption. These shares accrue cumulative dividends at 10% per annum per share of Series A Preferred Stock. If we redeem all of the outstanding shares of our Series A Preferred Stock, the aggregate redemption price would be their aggregate base liquidation amount of $210.0 million, plus an amount equal to any accrued and unpaid dividends to the redemption date.

At March 31, 2020, we had $1,250 million outstanding under our existing bank credit facility, maturing on July 16, 2024, which, beginning on May 6, 2020, bears interest at our option, at either LIBOR plus 2.25% to 3.25% or a base rate plus 1.25% to 2.25%, in each case depending on the utilization of the borrowing base. The borrowing base is currently set at $1.4 billion.

Affiliates of certain of the underwriters are lenders under our existing bank credit facility and, as a result, may receive a portion of the net proceeds of this offering.  See "Underwriting.”

DIVIDEND POLICY

We have not paid cash dividends on our common stock since 2014 and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.

CAPITALIZATION

The below table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2020 on:

•	an actual basis; and
•

an as adjusted basis to give effect to the issuance of the shares of common stock offered hereby and the use of the net proceeds therefrom as set forth in “Use of Proceeds” (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock).

You should read this table in conjunction with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, all of which are incorporated by reference into this prospectus supplement and the accompanying base prospectus to the extent set forth in “Incorporation of Certain Information by Reference”.

	As of March 31, 2020
(amounts in thousands, except share and per share data and footnotes)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$15,527	$—
Debt:
Principal:
Bank credit facility	1,250,000
7.5% senior notes due 2025	625,000
9.75% senior notes due 2026	850,000
Total principal:	2,725,000	—
Discounts on existing senior notes, net of amortization	(193,123)
Debt issuance costs, net of amortization	(24,593)
Total debt:	$2,507,284	$—
Mezzanine Equity:
Preferred stock, par value $10.00 per share, 5,000,000 shares authorized and 385,000 shares issued and outstanding at March 31, 2020
Series A 10% Convertible Preferred Stock, 210,000 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	207,083
Series B 10% Convertible Preferred Stock, 175,000 shares issued and outstanding, actual; 175,000 shares issued and outstanding, as adjusted	175,000	175,000
Stockholders' Equity:
Common stock, par value $0.50 per share, 400,000,000 shares authorized and 189,980,509 shares issued and outstanding, actual; 229,980,509 issued and outstanding, as adjusted(1)	94,990	114,990
Additional paid-in capital	910,851
Accumulated earnings	168,552
Total stockholders' equity	1,174,393
Total capitalization	$4,063,760	$—

________________

(1) The total issued and outstanding shares of common stock includes 1,060,248 shares of unvested restricted stock held by directors, officers and employees, but excludes, in each case as of such date: (i) performance share units equivalent of up to 1,808,800 shares of common stock at a weighted average grant date fair value of $9.58 per unit; (ii) 5,582,845 shares of common stock available for issuance under our 2019 Long-term Incentive Plan; and (iii) any shares issuable upon conversion of the 210,000 shares of  our Series A Preferred Stock or the 175,000 shares of our Series B  Preferred Stock outstanding.

U.S. FEDERAL INCOME TAX CONSIDERATIONS of non-u.s. holders

The following is a summary of certain material U.S. federal income and estate tax considerations relating to the acquisition, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, published administrative rulings of the U.S. Internal Revenue Service (the “IRS”), judicial authority, and all other applicable authority all as in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

This summary is general in nature and does not address all aspects of U.S. federal income taxation relevant to holders of common stock and does not address the so-called Medicare tax imposed on certain investment income, state, local, gift or non-U.S. taxes. This summary assumes that a prospective non-U.S. holder will hold shares of our common stock as a capital asset within the meaning of the Code (generally, property held for investment). In addition, this summary does not deal with all tax consequences that may be relevant to such holders in light of their personal circumstances or particular situations, such as:

•	insurance companies and financial institutions;
•	tax-exempt organizations;
•	pension plans;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	brokers and dealers in securities;
•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, or other integrated investment transactions;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code; and
•	former citizens or residents of the United States subject to tax as expatriates.

This discussion does not address the tax treatment of partnerships or other entities treated as partnerships for U.S. federal income tax purposes or of persons that hold their common stock through such a partnership. If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership and the partner. If you are a partnership or partner in a partnership holding the shares of our common stock, you should consult your tax advisor.

We have not sought, nor will we seek, a ruling from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the shares of common stock or that any such position would not be sustained.

As used herein, the term “U.S. holder” means a beneficial owner of shares of common stock for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of shares of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. NON-U.S. HOLDERS CONSIDERING THE PURCHASE OF SHARES OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND CONVERSION OF SHARES OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL NON-INCOME, ESTATE, GIFT OR MEDICARE CONTRIBUTION TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL INCOME TAX LAWS WERE RECENTLY ENACTED. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Distributions on Our Common Stock

Distributions, if any, on our common stock paid to non-U.S. holders will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will generally constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and will be applied against and reduce the non-U.S. holder’s adjusted tax basis. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “--Gain on Sale, Exchange or Other Disposition of Our Common Stock.”

Subject to the discussions below regarding backup withholding and FATCA, dividends paid to a non-U.S. holder that are not treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% on the gross amount paid, unless the non-U.S. holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to claim the benefit of an income tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form to either), certifying under penalties of perjury that such non-U.S. holder is entitled to benefits under the applicable income tax treaty and has complied with any special certification requirements prior to the payment of dividends. A non-U.S. holder eligible for a reduced rate of withholding pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding possible entitlements to benefits under any income tax treaty.

Dividends paid to a non-U.S. holder that are treated as effectively connected with a trade or business conducted by the non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder) are generally exempt from the 30% withholding tax but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated individual or corporate tax rate. To establish the exemption, a non-U.S. holder must provide a properly executed IRS Form W-8ECI (or successor form) prior to the payment of the dividend. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30%, or such lower rate as specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

Gain On Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to any U.S. federal income tax or withholding on any gain realized from the non-U.S. holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “United States real property holding corporation” (“USRPHC”) under Section 897 of the Code.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, or other taxable disposition of common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, or other taxable disposition of common stock (which gain may be offset by certain U.S.-source capital losses).

Generally, we will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we currently are, and expect to be for the foreseeable future, a USRPHC. However, as long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for its common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of its common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of its common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of shares of our common stock.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of distributions on our common stock paid to non-U.S. holders (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such distributions (including constructive dividends deemed paid) and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of distributions that we make on our common stock, provided the non-U.S. holder certifies its non-U.S. status on a validly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is furnished timely to the IRS.

Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

U.S. Federal Estate Tax

An individual non-U.S. holder who is treated as the owner, or who has made certain lifetime transfers, of an interest in our common stock will be required to include the value of the common stock in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate or other tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the regulations and administrative guidance thereunder (commonly referred to as FATCA) impose federal withholding at a tax 30% rate on payments of dividends (including constructive dividends deemed paid), if any, on our common stock, and, subject to the regulatory relief described below, the gross proceeds from the sale or other disposition of our common stock, in each case paid to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code), whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the nonfinancial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it generally must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable U.S. Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders.

Foreign governments may enter into, and many foreign governments have entered into, intergovernmental agreements with the United States to implement FATCA in a different manner. If a dividend payment is both subject to withholding under FATCA and subject to any other withholding tax, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Prospective investors should consult their own tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the shares of our common stock.

UNDERWRITING

Citigroup Global Markets Inc. (“Citigroup”) is acting as sole book-running manager of the offering and as representative of the underwriters named below.  Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Total	40,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 6,000,000 additional shares at the public offering price less the underwriting discount.  To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.  Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We, our officers and directors, and certain of our other stockholders have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. These lock-up provisions also apply to common stock owned now or acquired later by the person executing the agreement or over which the person executing the agreement later acquires the power of disposition. This lock-up provision does not prevent any person from establishing a trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending such plan so long as there are no sales of common stock under any such trading plan during the lock-up period. Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The shares are listed on the NYSE under the symbol “CRK.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Company
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our portion of the total expenses of this offering will be $     .

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.
o	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ underwriters’ option to purchase additional shares.
o	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.
•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.
o

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

o

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares.  In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.  If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.  In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our bank credit facility and, as a result, may receive a portion of the net proceeds of this offering. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement and the accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying base prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Member States of the European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that relevant Member State (the relevant implementation date), an offer of shares described in this prospectus supplement and the accompanying base prospectus may not be made to the public in that relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant Member State or, where appropriate, approved in another relevant Member State and notified to the competent authority in that relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•

to fewer than 100 or, if that Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined below) subject to obtaining the prior consent of the representative; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of shares described in this prospectus supplement and the accompanying base prospectus located within a relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement and the accompanying base prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying base prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying base prospectus. The securities to which this prospectus supplement and the accompanying base prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or the accompanying base prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the Financial Instruments and Exchange Law, and the underwriters have agreed that they will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

The underwriters agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered hereby, will be passed upon for us by Locke Lord LLP, Dallas, Texas and Woodburn & Wedge, Reno, Nevada, with respect to matters of Nevada law. Certain legal matters will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, Dallas, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Covey Park Energy LLC and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference in this prospectus supplement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimated quantities of our proved oil and gas reserves and the net present value of such reserves incorporated by reference into this prospectus supplement have been derived from reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. for our Haynesville/Bossier shale properties as of December 31, 2019 and by Lee Keeling & Associates for all other properties as of December 31, 2017, 2018 and 2019, and all such information has been so included on the authority of each firm as an expert regarding the matters contained in its reports.

incorporation of certain information by reference

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed with the SEC after the date of this prospectus supplement which will automatically update and supersede such information included herein. We incorporate by reference the following documents:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2020, incorporated by reference therein;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed May 7, 2020;
•	Our Current Reports on Form 8-K filed with the SEC on July 18, 2019, November 13, 2019, March 10, 2020 and April 13, 2020, respectively; and
•

The description of our common stock, par value $0.50 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the SEC on December 6, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any other information furnished under Item 9.01, on any Current Report on Form 8-K, which is not deemed “filed” with the SEC), shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus supplement shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus supplement modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus supplement.

We will provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Comstock Resources, Inc.
Attention: Roland O. Burns, President
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone number: (972) 668-8800

CERTAIN DEFINED TERMS

The following are abbreviations and definitions of terms commonly used in the oil and gas industry and this prospectus supplement. Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf to one barrel.

“Bbl” means a barrel of U.S. 42 gallons of oil.

“Bcf” means one billion cubic feet of natural gas.

“Bcfe” means one billion cubic feet of natural gas equivalent.

“BOE” means one barrel of oil equivalent.

“Btu” means British thermal unit, which is the quantity of heat required to raise the temperature of one pound of water from 58.5 to 59.5 degrees Fahrenheit.

“Completion” means the installation of permanent equipment for the production of oil or gas.

“Condensate” means a hydrocarbon mixture that becomes liquid and separates from natural gas when the gas is produced and is similar to crude oil.

“Development well” means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

“Dry hole” means a well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

“Exploratory well” means a well drilled to find and produce oil or natural gas reserves not classified as proved, to find a new productive reservoir in a field previously found to be productive of oil or natural gas in another reservoir or to extend a known reservoir.

“Gross” when used with respect to acres or wells, production or reserves refers to the total acres or wells in which we or another specified person has a working interest.

“LNG” refers to liquefied natural gas, which is a composition of methane and some mixture of ethane that has been cooled to liquid form for ease and safety of non-pressurized storage or transport.

“MBbls” means one thousand barrels of oil.

“MBbls/d” means one thousand barrels of oil per day.

“Mcf” means one thousand cubic feet of natural gas.

“Mcfe” means one thousand cubic feet of natural gas equivalent.

“MMBbls” means one million barrels of oil.

“MMBOE” means one million barrels of oil equivalent.

“MMBtu” means one million British thermal units.

“MMcf” means one million cubic feet of natural gas.

“MMcf/d”means one million cubic feet of natural gas per day.

“MMcfe/d” means one million cubic feet of natural gas equivalent per day.

“MMcfe” means one million cubic feet of natural gas equivalent.

“Net” when used with respect to acres or wells, refers to gross acres of wells multiplied, in each case, by the percentage working interest owned by us.

“Net production” means production we own less royalties and production due others.

“NGL” refers to natural gas liquids, which is composed exclusively of carbon and hydrogen.

“Oil” means crude oil or condensate.

“Operator” means the individual or company responsible for the exploration, development, and production of an oil or gas well or lease.

“Proved developed reserves” means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

“Proved developed non-producing” means reserves (i) expected to be recovered from zones capable of producing but which are shut-in because no market outlet exists at the present time or whose date of connection to a pipeline is uncertain or (ii) currently behind the pipe in existing wells, which are considered proved by virtue of successful testing or production of offsetting wells.

“Proved developed producing” means reserves expected to be recovered from currently producing zones under continuation of present operating methods. This category includes recently completed shut-in gas wells scheduled for connection to a pipeline in the near future.

“Proved reserves” means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided by contractual arrangements.

“Proved undeveloped reserves” means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling locations offsetting productive wells that are reasonably certain of production when drilled or where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

“PV 10 Value” means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with the Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%. This amount is the same as the standardized measure of discounted future net cash flows related to proved oil and natural gas reserves except that it is determined without deducting future income taxes. Although PV 10 Value is not a financial measure calculated in accordance with GAAP, management believes that the presentation of PV 10 Value is relevant and useful to our investors because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account corporate future income taxes and our current tax structure. We use this measure when assessing the potential return on investment related to our oil and gas properties. Because many factors that are unique to any given company affect the amount of estimated future income taxes, the use of a pre-tax measure is helpful to investors when comparing companies in our industry.

“Recompletion” means the completion for production of an existing well bore in another formation from which the well has been previously completed.

“Reserve life” means the calculation derived by dividing year-end reserves by total production in that year.

“Royalty” means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner’s royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

“3-D seismic” means an advanced technology method of detecting accumulations of hydrocarbons identified by the collection and measurement of the intensity and timing of sound waves transmitted into the earth as they reflect back to the surface.

“Tcf” means one trillion cubic feet of natural gas.

“Tcfe” means one trillion cubic feet of natural gas equivalent.

“Working interest” means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties. For example, the owner of a 100% working interest in a lease burdened only by a landowner’s royalty of 12.5% would be required to pay 100% of the costs of a well but would be entitled to retain 87.5% of the production.

“Workover” means operations on a producing well to restore or increase production.

Prospectus

Comstock Resources, Inc.

$750,000,000

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time, in one or more offerings in one or more classes or series up to $750,000,000 of our:

•	shares of common stock;
•	shares of preferred stock;
•	debt securities;
•	warrants; and/or
•	units consisting of combinations of any of the foregoing

 Our debt securities may be guaranteed by Comstock Oil & Gas, LP, Comstock Oil & Gas-Louisiana, LLC, Comstock Oil & Gas GP, LLC, Comstock Oil & Gas Investments, LLC, or Comstock Oil & Gas Holdings, Inc., each a wholly-owned subsidiary of Comstock Resources, Inc.

This prospectus provides you with a general description of these securities. Each time we will offer and sell them, we will provide their specific terms in a supplement to this prospectus. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer and sell securities, unless accompanied by a prospectus supplement.

We may offer the securities directly, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution.”

Our common stock is traded on the New York Stock Exchange under the symbol “CRK.”

Investing in any of our securities involves a high degree of risk. Please see the “Risk Factors” sections beginning on page 4 of this prospectus, in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 11, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing what is commonly referred to as a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to “Comstock,” “we,” “us,” and “our” mean Comstock Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, warrants, and units consisting of combinations of any of the foregoing collectively as the “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are identified by their use of terms such as “expect,” “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe” and similar terms. All statements, other than statements of historical facts, included in this prospectus are forward-looking statements, including statements regarding:

•	amount and timing of future production of oil and natural gas;
•	amount, nature and timing of capital expenditures;
•	the number of anticipated wells to be drilled after the date hereof;
•	the availability of exploration and development opportunities;
•	our financial or operating results;
•	our cash flow and anticipated liquidity;
•	operating costs including lease operating expenses, administrative costs and other expenses;
•	finding and development costs;
•	our business strategy; and
•	other plans and objectives for future operations.

Any or all of our forward-looking statements in this prospectus may turn out to be incorrect. They can be affected by a number of factors, including, among others:

•	the risks described in “Risk Factors” and elsewhere in this prospectus and in any accompanying prospectus supplement;
•	the volatility of prices and supply of, and demand for, oil and natural gas;
•	the timing and success of our drilling activities;
•	the numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and actual future production rates and associated costs;
•	our ability to successfully identify, execute or effectively integrate future acquisitions;
•	the usual hazards associated with the oil and natural gas industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;
•	our ability to effectively market our oil and natural gas;
•	the availability of rigs, equipment, supplies and personnel;
•	our ability to discover or acquire additional reserves;
•	our ability to satisfy future capital requirements;
•	changes in regulatory requirements;
•	general economic conditions, status of the financial markets and competitive conditions; and
•	our ability to retain key members of our senior management and key employees.

COMSTOCK RESOURCES, INC.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “CRK,” and we are engaged in the acquisition, development, production, and exploration of oil and natural gas. Our executive offices are located at 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034, and our telephone number is (972) 668-8800.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties:

•	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year that ended December 31, 2016, which is incorporated by reference in this prospectus;
•

under this heading or similar headings, such as “Quantitative and Qualitative Disclosures About Market Risk,” in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K; and

•	in any other place in this prospectus, any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, financial condition, and results of operations.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus:

•	to refinance certain existing indebtedness;
•	to finance acquisitions and the development and exploration of our properties; and
•	for general corporate purposes.

We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	—	—	—	—	—

The ratios were computed by dividing earnings by fixed charges. “Earnings” consist of income from continuing operations before income taxes plus fixed charges less capitalized interest. “Fixed charges” consists of interest expense, capitalized interest expense, preferred stock dividends, and that portion of non-capitalized rental expense deemed to be the equivalent of interest. For the years ended December 31, 2012, 2013, 2014, 2015 and 2016, earnings were inadequate to cover fixed charges. The coverage deficiency was $165.1 million, $165.6 million, $92.0 million, $1.2 billion and $128.0 million for the years ended December 31, 2012, 2013, 2014, 2015 and 2016, respectively. See the “Computation of Earnings to Fixed Charges Ratio” that is filed as Exhibit 12.1 to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.50 per share, and 5,000,000 shares of preferred stock, par value $10.00 per share. At April 25, 2017, we had approximately 15,376,987 shares of common stock and no shares of preferred stock issued and outstanding. At that date, we also had warrants outstanding to purchase 415,775 shares of our common stock and performance share units equivalent to up to 626,496 shares of our common stock that would be issuable based on achievement of the performance criteria under the terms of our performance share unit awards.

The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our restated articles of incorporation, amended and restated bylaws and Nevada law for a complete statement of the terms and rights of our capital stock.

Common Stock

Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have no right to cumulate votes in the election of directors, thus, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus, and any related prospectus supplement, will also be fully paid and non-assessable.

Dividends may be paid to the holders of common stock when, as, and if declared by the board of directors out of funds legally available for their payment, subject to the rights of the holders of preferred stock, if any. We paid a quarterly cash dividend on our common stock in 2014, resulting in total dividends paid of $23.8 million. On February 13, 2015, we announced that the dividend was being suspended until oil and natural gas prices improve. Any future determination as to the payment of dividends will depend upon the results of our operations, capital requirements, our financial condition and such other factors as our board of directors may deem relevant.

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock. Although our restated articles of incorporation do not specifically deny preemptive rights, pursuant to Nevada law, our stockholders do not have preemptive rights with respect to shares that are registered under Section 12 of the Exchange Act and our common stock is so registered.

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered, and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;
•	the liquidation preference of the preferred stock;
•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption of sinking fund;
•	where the preferred stock in convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and
•	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

•	rank prior to our common stock as to dividend rights, liquidation preference, or both;
•	have full or limited voting rights; and
•	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

•	discourage bids for our common stock; or
•	otherwise adversely affect the market price of our common stock or any then existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Our restated articles of incorporation and amended and restated bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock. In 2014, our stockholders approved amended and restated bylaws which provided for declassification our board of directors. The entirety of our board of directors will be declassified after the 2017 annual stockholders meeting.

Combination with Interested Stockholders Statute

Sections 78.411 to 78.444 of the Nevada Revised Statutes (N.R.S.), which apply to any Nevada corporation subject to the reporting requirements of Section 12 of the Exchange Act, including us, prohibits an “interested stockholder” from entering into a “combination” with the corporation for two years, unless certain conditions are met. A “combination” includes:

•

any merger of the corporation or any subsidiary of the corporation with an “interested stockholder,” or any other entity, whether or not itself an “interest stockholder,” which is, or after and as a result of the merger would be, an affiliate or associate of an “interested stockholder,”

•

any sales, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction, or a series of transactions, to or with an “interested stockholder” or any affiliate or associate of an “interested stockholder,” of assets of the corporation or any subsidiary:

o	having an aggregate market value equal to more than 5% of the aggregate market balue of the corporation’s assets, determined on a consolidated basis;

o	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation; or
o	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation; or
•

the issuance or transfer by the corporation or any subsidiary, of any shares of the corporation or any subsidiary to an “interested stockholder” or any affiliate or associate of an “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation;

•

the adoption of any plan, or proposal for the liquidation or dissolution of the corporation, under any agreement, arrangement or understanding, with the “interested stockholder.” or any affiliate or associated of the “interested stockholder,”

•	if any of the following actions occurs
o

a reclassification of the corporation’s securities, including, without limitations, any splitting of shares, share dividend, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

o	recapitalization of the corporation;
o	merger of consolidation of the corporation with any subsidiary;
o	or any other transaction, whether or not with or into or otherwise involving the interested stockholder,

under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

•

any receipt by an “interested stockholder” or any affiliate or associate of an “interested stockholder” except proportionately as a stockholder of the corporation, of the benefit of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation

An “interested stockholder” is a person who is:

•	directly or indirectly, the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or
•

an affiliate or associate of the corporation, which at any time within two years immediately before the date in question was the benefical owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the Combinations with Interested Stockholders Statute applies may not engage in a “combination” within two years after the interested stockholder first became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder, or (ii)(a) the combination is approved by the board of directors and (b) at or after that time, the combination is approved at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the stockholders representing at least sixty percent (60%) of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. If this approval is not obtained, the combination may be consummated after the two year period expires if either (i)(a) the combination or transaction by which the person first became an interested stockholder is approved by the board of directors before such person first became an interested stockholder, (b) the combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (c) the combination otherwise meets the requirements of the Combination with Interested Stockholders statute. Alternatively, a combination with an interested stockholder engaged in more than 2 years after the date the person first became an interested stockholder may be permissible if the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of common stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the completion of the combination, except in limited circumstances, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation.

Acquisition of Controlling Interest Statute

In addition, Nevada’s “Acquisition of Controlling Interest Statute,” prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. Sections 78.378 to 78.3793 of the N.R.S. only apply to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, that do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application.

We do not intend to “do business” in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Therefore, we believe it is unlikely that this statute will apply to us. The statute specifies three thresholds:

•	at least one-fifth but less than one-third;
•	at least one-third but less than a majority; and
•

a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

•

A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

Our restated articles of incorporation and amended and restated bylaws do not currently permit us to redeem an acquiror’s shares under these circumstances. The Acquisition of Controlling Interest Statute also provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the N.R.S..

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the NYSE under the symbol “CRK.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by such supplement.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either our senior obligations issued in one or more series and referred to herein as the senior debt securities, or our subordinated obligations issued in one or more series and referred to herein as the subordinated debt securities. The debt securities will be our general obligations. Each series of debt securities will be issued under an indenture agreement between us and an independent third party, usually a bank or trust company, known as a trustee, who will be legally obligated to carry out the terms of the indenture. We may issue the debt securities offered hereby under one or more indentures, as one or as separate series, as specified in the applicable prospectus supplement(s).

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

General

The indenture may not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title and aggregate principal amount;
•	the date(s) when principal is payable;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the interest payment dates and the record dates for the interest payments;
•	the places where the principal and interest will be payable;
•	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•

whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of senior indebtedness;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;
•	if other than denominations of $1,000 or multiples of $1,000. the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities, as discussed below, or certificates;
•	any applicable material federal tax consequences;
•	the dates on which premiums, if any, will be payable;
•	our right, if any, to defer payment of interest and the maximum length of such deferral period;
•	any paying agents, transfer agents, registrars, or trustees (except as provided for herein);
•	any listing on a securities exchange;
•	if convertible into common stock or preferred stock, the terms on which such debt securities are convertible;

•

the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of debt securities of any properties, assets, proceeds, securities, or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as then in effect;

•	restrictions on the declaration of dividends, if any;
•	restrictions on issuing additional debt, if any;
•	material limitations or qualifications on the debt securities imposed by the rights of any of our other securities, if any;
•	the initial offering price; and
•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.

The terms of the debt securities of any series may differ, and without the consent of the holders of the debt securities of any series, we may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

Non-U.S. Currency

If the purchase price of any debt securities is payable in a currency other than United States dollars (“U.S. dollars”) or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

Original Issue Discount Securities

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Covenants

Under the indenture, we will be required to:

•	pay the principal, interest, and any premium on the debt securities when due;
•	maintain a place of payment;
•	deliver a report to the trustee at the end of each fiscal year, reviewing our obligations under the indenture; and
•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest, or any premium.

Any additional covenants will be described in the applicable prospectus supplement.

Registration and Transfer

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and such registered securities will be issued in denominations of $1,000 or any integral multiple thereof.

Unless otherwise indicated in a prospectus supplement, Comstock will pay interest on the debt securities to the persons who are their registered holders at the close of business on a certain date preceding the respective interest payment date. We will not be required to register the transfer or exchange of debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of or an offer to repurchase debt securities of that series or 15 days before an interest payment date.

Ranking of Debt Securities

The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The subordinated debt securities will be obligations of ours and will be subordinated in right of payment to all existing and future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of senior indebtedness applicable to the subordinated debt securities, and will set forth the approximate amount of such senior indebtedness outstanding as of a recent date.

Subsidiary Guarantors

One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries that guaranty such series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository, such as the Depository Trust Company, identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•	by the depository to a nominee of such depository;
•	by a nominee of such depository to such depository or another nominee of such depository; or
•	by such depository, or any such nominee to a successor of such depository, or a nominee of such successor.

The specific terms of the depository arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any authorization, demand, direction, notice, consent, or waiver under the indenture, the amount of outstanding debt securities will be calculated based on the following:

•

the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such original issue discount security as of the date of such determination;

•

the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such debt security, of the principal amount of such debt security; and

•	any debt security owned by us or any obligor on such debt security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

 Redemption and Repurchase

The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Consolidation, Merger and Sale of Assets

The indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, the indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default, as defined in the indenture and applicable to debt securities issued under such indenture, typically will occur with respect to the debt securities of any series under the indenture upon:

•	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any debt security of such series;
•	default in payment of principal of any premium with respect to any debt security of such series when due upon maturity, redemption, repurchase at the option of the holder ,or otherwise;
•

default by us in the performance, or breach, of any other covenant or warranty in the indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the indenture;
•	certain events of bankruptcy, insolvency, or reorganization of Comstock or our subsidiary guarantors; or
•	any other event of default that may be set forth in the applicable prospectus supplement, including an event of default based on other debt being accelerated, known as a “cross-acceleration.”

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. If the trustee considers it in the interest of the holders to do so, the trustee under an indenture may withhold notice of the occurrence of a default with respect to the debt securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, or interest, if any.

The indenture will provide that if an event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of such series then outstanding may declare the principal amount of all the debt securities of such series to be due and payable immediately. In the case of original issue discount securities, the trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the debt securities of all series issued under the indenture.

The applicable prospectus supplement will provide the terms pursuant to which an event of default shall result in acceleration of the payment of principal of debt securities.

In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any debt securities of any series, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

No holder of any of the debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of such series:

•	have made written request to the trustee to institute such proceeding as trustee, and offered reasonable indemnity to the trustee;
•	the trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice; and
•

the trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding debt securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on the debt security on or after the respective due dates expressed in the debt security.

During the existence of an event of default under an indenture, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of at least a fixed percentage in principal amount of the outstanding debt securities of any series have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to such series.

The indenture provides that the trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the debt securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any debt security of such series when due or in the case of any default in the payment of any interest on the debt securities of such series.

We will be required to furnish to the trustee annually a statement as to compliance with all conditions and covenants under the indenture.

Modification and Waivers

From time to time, when authorized by resolutions of our board of directors and by the trustee, we may, without the consent of the holders of debt securities of any series, amend, waive, or supplement the indenture and the debt securities of such series for certain specified purposes, including, among other things:

•	to cure ambiguities, defects, or inconsistencies;
•	to provide for the assumption of our obligations to holders of the debt securities of such series in the case of a merger or consolidation;
•	to add to our events of default or out covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of such series;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to add subsidiary guarantors with respect to the debt securities of such series;
•	to release any subsidiary guarantor from its obligations under its guarantee in compliance with the terms of the indenture;
•	to secure the debt securities of such series;
•	to maintain the qualification of the indenture under the Trust Indenture Act; or
•	to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the indenture or the debt securities issued thereunder may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding debt security affected, no such modification or amendment may:

•	reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase, or sinking fund provision of the debt securities;
•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof:
•	change the currency in which any debt securities, or any premium or the accrued interest thereon its payable;
•

reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement, or waiver or consent to take any action under the indenture or the debt securities of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;
•	waive a default in payment with respect to the debt securities or any subsidiary guarantee; or
•	reduce the rate or extend the time for payment of interest on the debt securities.

The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the relevant indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of the holders of each outstanding debt security of the series affected.

Discharge, Defeasance and Covenant Defeasance

When we establish a series of debt securities, we may provide that such series is subject to the defeasance and discharge provisions of the indenture. If those provisions are made applicable, we may elect either:

•	to terminate and be discharged from all of our obligations with respect to those debt securities subject to some limitations; or
•	to be released from our obligations to comply with specified covenants relating to those debt securities, as described in the applicable prospectus supplement.

To effect that defeasance, or covenant defeasance, we must irrevocably deposit in trust with the relevant trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or similar payments on those debt securities. This deposit may be made in any combination of funds or government obligations. On such a defeasance, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

To establish such a trust, we must deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

•	will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and
•

will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred (and, in the case of defeasance, such opinion must be based upon a published ruling of the Internal Revenue Service or a change in applicable income tax laws).

If we effect covenant defeasance with respect to any debt securities, the amount of deposit with the relevant trustee must be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity, if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities.

Regarding the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. Each trustee is permitted to engage in other transactions with us from time to time, provided that, if such trustee becomes subject to any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign as trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	any changes or adjustments to the exercise price;
•

the securities or other rights, including right to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;
•	the dated date on which the right to exercise such warrant shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the debt securities, common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

•	through underwriters or dealers;
•	through agents;
•	directly to purchasers, including institutional investors and our affiliates;
•	through a combination of any such methods of sales; or
•	through any other methods described in a prospectus supplement.

Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers, or agents;
•	the purchase price of the securities and the estimated net proceeds to us from such sales;
•	any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;
•	any initial public offering price, if applicable;
•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;
•	any delayed delivery arrangements;
•	in the case of debt securities, the interest rate, maturity, and redemption provisions; and
•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market price prevailing at the time of sale;
•	at price related to such prevailing market prices; or
•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter as that term is defined in the Securities Act.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

LEGAL MATTERS

Certain legal matters in connection with the offering described in this prospectus will be passed upon for us by Locke Lord LLP, Dallas, Texas, and by Woodburn & Wedge, Reno, Nevada, with respect to matters of Nevada law. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included in this prospectus have been derived from engineering reports prepared by Lee Keeling & Associates as of December 31, 2014, 2015 and 2016, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2017, incorporated by reference therein; and

•

The description of our common stock, par value $0.50 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the SEC on December 6, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

 All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Comstock Resources, Inc.

Attention: Roland O. Burns, President

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

Telephone number: (972) 668-8800

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, with regard to the offering described in this prospectus. The registration statement, including the filed exhibits, contains additional relevant information about us.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8–K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.comstockresources.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

40,000,000 Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

May    , 2020

Book-Running Manager

Citigroup